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                    [The Penn Mutual Life Insurance Company]




April 25, 1995



Board of Trustees
The Penn Mutual Life Insurance Company
Independence Square
Philadelphia, PA  19172


Re:      Last Survivor Flexible Premium Adjustable Variable Life
         Insurance Policies

To the Board of Trustees:

This opinion is furnished in connection with the filing of a Registration Statement on Form S-6 covering flexible premium adjustable variable life insurance policies proposed to be issued by The Penn Mutual Life Insurance Company (SEC File No. 33-54662).

In my opinion, the last survivor flexible premium adjustable variable life insurance policies, when issued as set forth in the Registration Statement, will be legal and binding obligations of Penn Mutual in accordance with their terms.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Matters" in the Prospectus.


Sincerely,



/s/ C. RONALD RUBLEY

C. Ronald Rubley
Associate General Counsel

CRR:ed